Exhibit 99.1

Ingersoll Rand Announces 2009 Second-Quarter Earnings per Share of $0.41

from Continuing Operations; $0.50 per Share Excluding Restructuring Costs

•	Earnings per share from continuing operations of $0.50 excluding restructuring costs compared with prior guidance of $0.30 to $0.50.

•

Reported revenues of $3,474 million in the second quarter, down 23% compared with 2008 pro forma results (down by 19% excluding the impact of currency), at low end of prior guidance of down 18% to 23%.

•	Gross productivity exceeded 5% target in the second quarter; on track to deliver $650 million in productivity savings for the full year.

•	Available cash flow of $605 million year to date, significantly better than plan.

•	Reduced total financing by $241 million year to date; cash balances up by $299 million since March 31, well on track to meet 2009 financing reduction target of $675 million.

•	Revised full-year EPS guidance to $1.50 to $1.80 from continuing operations, excluding restructuring costs, compared with prior guidance of $1.40 to $1.90.

Swords, Ireland, July 24, 2009 – Ingersoll-Rand plc (NYSE:IR), the world leader in creating and sustaining safe, comfortable and energy efficient environments, today announced that total reported revenues increased by 13% for the second quarter of 2009 compared with the 2008 second quarter and diluted earnings per share (EPS) from continuing operations were at the high end of prior guidance.

The company reported net earnings of $122.1 million, and EPS of $0.38, for the second quarter of 2009. Second-quarter net income included $133.8 million, or EPS of $0.41 from continuing operations, as well as $11.7 million of after-tax costs, equal to EPS of $(0.03), from discontinued operations. Second-quarter earnings from continuing operations include approximately $41 million of pre-tax costs for restructuring. Excluding these restructuring costs, second-quarter EPS from continuing operations was $0.50 per share.

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Net earnings for the 2008 second quarter of $256.1 million, or EPS of $0.88, included EPS of $0.90 from continuing operations and EPS of $(0.02) from discontinued operations, which represent the retained costs of divested businesses.

“Our revenues in the quarter came in at the low end of our guidance as we continue to see challenges in our major end markets,” said Herbert L. Henkel, chairman and chief executive officer. “Despite the lower-than-expected revenue growth, we delivered adjusted EPS of $0.50, at the top end of our guidance, as we continued to control spending, drive productivity improvements and generate synergies across our global operations. We remain focused on closely managing the business activities under our direct control and making the strategic investments that will support our long-term growth and continued market leadership.”

Additional Highlights for the 2009 Second Quarter

Revenues: The company’s reported revenues increased by 13% to $3,473.8 million compared with revenues of $3,080.8 million for the 2008-second quarter. Second-quarter 2009 includes $1,776 million of revenues from Trane, which was acquired in June 2008 and is reported as the Air Conditioning Systems and Services (ACSS) segment. On a pro forma basis, total revenues declined by 23%, including a negative currency impact of 4%, compared with 2008. U.S. revenues decreased by 19%, and revenues from international operations declined by approximately 29%.

Operating Income and Margin: Reported operating income for the second quarter was $250.6 million compared with $361.6 million for the second quarter of 2008. Second-quarter 2009 included approximately $41 million of pre-tax costs related to restructuring. Second-quarter reported operating margin was 7.2% or 8.4% excluding restructuring. Substantial declines in volume, unfavorable product mix and negative currency impact caused significant decreases in operating profits and margins. The volume decline was partially offset by expense reductions, productivity actions, lower commodity costs and carryover pricing from 2008.

Interest Expense and Other Income/Expense: Interest expense of $81.9 million for the second quarter of 2009 increased compared with $45.6 million in the 2008 second quarter, due to higher average debt balances related to the acquisition of Trane. Other income totaled $3.4 million for the second quarter, compared with $32.8 million of income for the second quarter of 2008. The year-over-year difference is primarily attributable to significantly higher interest income in 2008.

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Taxes: The company’s tax rate, including discrete items, was 19% for the second quarter. The company reduced its projected tax rate for 2009 from 20% to 18%, reflecting the reduction in the high-end of the forecast full-year earnings range.

Second-quarter Business Review

The company classifies its businesses into four reportable segments based on industry and market focus: Air Conditioning Systems and Services (added on June 5, 2008, with the acquisition of Trane), Climate Control Technologies, Industrial Technologies, and Security Technologies.

Air Conditioning Systems and Services (ACSS), which represents the results of Trane, provides systems and services that enhance the quality and comfort of the air in homes and non-residential buildings. Reported revenues for the second quarter of 2009 were $1,776 million with operating income of $105.0 million. Total pro forma revenues for the second quarter declined by 16%, including a 2% drag from currency. On a year-over-year pro forma basis, total commercial revenues decreased by 17% (down by 14% excluding currency), with a 25% decline (down by 21% excluding currency) in equipment and systems revenue and a 7% decrease (down by 4% excluding currency) in parts, services and solutions. Commercial revenues decreased in all major geographic regions during the quarter due to sharply lower activity in non-residential construction markets and ongoing deferral of normal maintenance by customers. Residential revenues declined by 12% compared with the second quarter of 2008 due to continuing weakness in the U.S. housing market. Second-quarter operating margin was 5.9% and includes purchase accounting, restructuring costs and incremental allocations. Productivity actions and lower commodity costs partially offset the negative impact of lower volumes on second quarter margins. Please see Table 6 attached to this release for detail on the impact of purchase accounting and other items on operating income.

Climate Control Technologies provides solutions to transport, preserve, store and display temperature-sensitive products, and includes the market-leading brands of Hussmann® and Thermo King®. Revenues for the sector of $626 million decreased by approximately 31% (down by 26% excluding currency) compared with the second quarter of 2008. Second-quarter 2009 operating margin, including $5.7 million of restructuring costs, declined to 7.9%, compared with 12.6% in the 2008-second quarter. Total worldwide refrigerated trailer and truck revenues declined by more than 45%, reflecting the decline of the heavy truck market primarily in Europe and North America, which were partially offset by share gains. Sea-going container revenues and worldwide bus and aftermarket revenues all declined due to the sharp decrease in end market activity. Worldwide revenues for refrigerated display cases and contracting decreased by 15% compared with the second quarter of 2008 as slower supermarket capital expenditures in Europe and regional customers in the United States offset market share gains by Hussmann in display cases at major national chains. The margin decrease was primarily due to a substantial decline in volumes, unfavorable product mix and currency, which were partially offset by significant operational improvements, productivity gains, savings from prior period restructuring actions and carryover pricing.

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Industrial Technologies is focused on providing solutions to enhance customers’ industrial and energy efficiency and provides equipment and services for compressed air systems, tools, fluid power production and energy generation systems. Total revenues in the second quarter of $540 million decreased by approximately 33% (down by 29% excluding currency) compared with the second quarter of 2008. Air and Productivity revenues declined by 31% due to lower volumes in all geographic regions and the negative impact of currency translation. Revenues in the Americas decreased by 31% compared with last year due to declines in major industrial, process and fluid handling end markets. Air and Productivity Solutions revenues in Europe, Asia and India were down by approximately 32% (down by 23% excluding currency) compared with 2008 due to declining industrial activity, especially in Europe. Club Car revenues declined by 38% compared with record results in the second quarter of 2008 as weakening fundamentals in key golf, hospitality and recreation markets in the United States were partially offset by market share gains in golf cars. Second-quarter operating margin for Industrial Technologies of 7.1%, including $9.1 million of restructuring costs, declined compared with 12.9% last year, due to lower volumes, unfavorable mix and currency, which were partially offset by cost productivity and carryover pricing benefits.

Security Technologies includes mechanical and electronic security products; biometric and access-control technologies; security and scheduling software; integration and services. Second-quarter revenues of $532 million declined by approximately 20% (down by 16% excluding currency) compared with the second quarter of 2008. This decline reflects contracting worldwide commercial and residential building markets. Commercial security revenues were down by approximately 21% (down by 16% excluding currency) compared with 2008, primarily resulting from declining new building and remodeling markets in the United States and Europe. North American residential revenues declined by approximately 14% (down 13% excluding currency) due to lower same store sales at “Big Box” customers and ongoing weakness in the new-homebuilder channel. This decline was partially offset by sales growth in South America. Second-quarter operating margin of 19.7%, which included $5.9 million of restructuring costs, increased by 1.3 percentage points compared with 18.4% in the second quarter of 2008. The operating margin increase was due to accelerated productivity actions, strong cost control, lower commodity costs and carryover pricing from 2008 which more than offset lower volumes.

Balance Sheet and Liquidity

Total debt at the end of the second quarter was approximately $4.7 billion, which included $574 million of commercial paper. During the first quarter the company implemented a series of actions designed to address its short-term debt requirements through 2010 and enhance its long-term liquidity profile. These

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actions included the sale of $1 billion of senior notes and exchangeable senior notes, and the expansion of its 364-day trade receivable financing facility. The net proceeds from the notes offering were used to repay the bridge loan that was scheduled to mature in June 2009. Year to date, the company generated available cash flow of $605 million from earnings and working capital reductions. Total financing has been reduced by $241 million year to date and cash balances increased by $299 million from the March 31 level.

“Our focus on generating cash flow continues to pay off. Working capital reductions are better than targets, primarily driven by significant inventory reductions. We are ahead of plan in reducing our debt and we will be in a position to meet or exceed our $675 million debt pay down target this year,” said Henkel.

Productivity Actions / Restructuring / Trane Acquisition Synergies

The company achieved a total productivity increase of 5.6% in the second quarter, and is on track to achieve the $650 million productivity plan for the full year. During the second quarter, the company expanded the scope of its restructuring program that was initiated in the fourth quarter of 2008 and now expects to spend approximately $140 million in total. Since the fourth quarter of 2008, the company has spent approximately $123 million, reducing headcount and closing facilities. The restructuring programs are expected to generate $180 million of annual gross pre-tax savings in 2009 and approximately $235 million of savings in 2010.

The company continued to make progress with the integration of Trane. During the second quarter the company initiated several major synergy actions, including the formation of the Residential Solutions business and the consolidation of the North American Trane Commercial and Hussmann field sales and service organizations. The company expects to generate $175 to $185 million of incremental savings and $300 million of cumulative savings in 2009.

Reincorporation into Ireland

On July 1, 2009 the company announced that it completed its previously announced reorganization changing the jurisdiction of incorporation of the parent company of Ingersoll Rand from Bermuda to Ireland. “Ireland has a stable tax, legal and regulatory environment, and enjoys strong relationships as a member of the European Union. Ireland also enjoys a long history of international investment and a good network of tax treaties with the United States, the European Union and other countries where Ingersoll Rand has major operations,” said Henkel.

“In addition, Ireland is home to approximately 700 Ingersoll Rand employees operating in manufacturing, sales and corporate roles. Ingersoll Rand’s Thermo King business has a major manufacturing site in Galway and many of the company’s European Region shared services are based near Dublin.”

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2009 Outlook

All of Ingersoll Rand’s major end markets continued to experience depressed levels of overall demand in the second quarter with weaker activity for both complete products and aftermarket parts and service. Second-quarter orders, excluding currency, declined by approximately 20% compared with last year, consistent with the year-over-year rate of change in the first quarter of 2009. “Based on our recent order pattern and a review of customer and channel activity, we expect to continue to see reduced activity levels year over year for most of our major end markets for the second half of 2009,” said Henkel. “In the second half we see some tentative positive signs in residential HVAC, the North American refrigerated trailer builds, and our operations in China. However, U.S. non-residential construction and European markets continue to be especially difficult.

“Given our current macro economic view, we anticipate pro forma revenues for full-year 2009 in the range of $13.3 to $13.7 billion, or a year-over-year decline of 16% to 19% including 2 to 3 points of negative currency impact. This compares to our prior full-year revenue forecast of down 14% to 19%, including 3 to 4 percentage points of negative currency impact.

“For the balance of 2009, we expect to capture significant benefits from lower commodity costs, additional Trane acquisition synergies, restructuring savings and productivity programs.

“Full-year 2009 EPS from continuing operations is expected to be in the range of $1.50 to $1.80 and we expect to have discontinued costs equal to $0.11 per share. This full-year forecast excludes $69 million of restructuring expenses and reflects a tax rate of 18% for continuing operations and an average diluted share count of 325 million shares. This compares with the prior guidance range given by the company of $1.40 to $1.90 EPS from continuing operations in April 2009. Available cash flow for 2009 will be adequate to reduce financing by at least $675 million, based on projected earnings and working capital reductions.

“Third-quarter results will continue to be negatively influenced by the current uncertain economic conditions,” said Henkel. “Third-quarter revenues are forecast to be in the range of $3.5 to $3.7 billion, which is down by approximately 14% to 19% compared with the third quarter of 2008. Reported EPS from continuing operations for the third quarter is expected to be in the range of $0.55 to $0.70, excluding $0.04 of restructuring expenses.

“Despite slower economic conditions, our business fundamentals remain strong. We have leading global brands and leading market shares in all of our major product lines. Our balance sheet is solid, we are generating significant cash, we are reducing debt, and we have significant available liquidity. Our number one priority is managing through the current economic slowdown so that we mitigate its impact and emerge as a stronger, more efficient company.”

As a result of the recently issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements, all amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s common shareholders.

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Note: 2009 reduced financing of $675 million consists of forecasted debt repayments of $812 million less forecasted additional proceeds under the trade receivable financing facility of $137 million.

This news release includes “forward-looking statements,” which are any statements that are not historical facts. These forward-looking statements are based on our current expectations and there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to changes in circumstances, risks and uncertainties, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Information about factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2008, our Form 10-Q for the quarter ended March 31, 2009 and in our other SEC filings. General U.S. and international economic and political conditions, the outcome of litigation and governmental proceedings, changes in government regulations and tax laws, our ability to achieve our Trane acquisition synergies target and cost savings in connection with our strategic restructuring and our reorganization from Bermuda to Ireland are examples of factors, among others, that could cause actual results to differ materially from those anticipated in the forward-looking statements. These forward-looking statements are based on our current expectations and we assume no obligation to update these forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.

Ingersoll Rand is a global diversified industrial firm providing products, services and solutions to enhance the quality and comfort of air in homes and buildings, transport and protect food and perishables, secure homes and commercial properties, and enhance industrial productivity and efficiency. Driven by a 100-year-old tradition of technological innovation, we enable companies and their customers to create progress. For more information, visit www.ingersollrand.com.

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07/24/09

(See Accompanying Tables)

For more information, media may contact: Paul Dickard (732-652-6712), paul_dickard@ingersollrand.com.

For more information, investors and financial analysts may contact: Bruce Fisher (732-652-6789), bruce_fisher@ingersollrand.com or Joe Fimbianti (732-652-6718), joseph_fimbianti@irco.com.

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Table 1

INGERSOLL-RAND COMPANY LIMITED

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net revenues	$3,473.8	$3,080.8	$6,406.7	$5,244.1
Cost of goods sold	(2,540.4)	(2,196.1)	(4,746.8)	(3,737.1)
Selling & administrative expenses	(682.8)	(523.1)	(1,359.4)	(898.4)

Operating income	250.6	361.6	300.5	608.6
Interest expense	(81.9)	(45.6)	(149.3)	(73.1)
Other income (expense), net	3.4	32.7	15.8	75.9

Earnings before income taxes	172.1	348.7	167.0	611.4
Provision for income taxes	(32.8)	(79.7)	(43.2)	(126.8)

Earnings from continuing operations	139.3	269.0	123.8	484.6
Discontinued operations, net of tax	(11.7)	(6.4)	(18.1)	(36.5)

Net earnings	127.6	262.6	105.7	448.1
Less: Net earnings attributable to noncontrolling interests	(5.5)	(6.5)	(10.4)	(10.4)

Net earnings attributable to Ingersoll-Rand Company Limited	$122.1	$256.1	$95.3	$437.7

Amounts attributable to Ingersoll-Rand Company Limited common shareholders:
Continuing operations	$133.8	$262.5	$113.4	$474.2
Discontinued operations	(11.7)	(6.4)	(18.1)	(36.5)

Net earnings	$122.1	$256.1	$95.3	$437.7

Diluted earnings (loss) per share attributable to Ingersoll-Rand Company Limited common shareholders:
Continuing operations	$0.41	$0.90	$0.35	$1.67
Discontinued operations	(0.03)	(0.02)	(0.06)	(0.13)

	$0.38	$0.88	$0.29	$1.54

Weighted-average number of common shares outstanding:
Diluted	325.0	291.1	323.4	283.7

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND COMPANY LIMITED

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Air Conditioning Systems & Services
Net revenues	$1,776.2	$697.9	$3,175.9	$697.9
Operating income	105.0	66.1	90.7	66.1
and as a % of Net revenues	5.9%	9.5%	2.9%	9.5%

Climate Control Technologies
Net revenues	625.6	911.9	1,128.9	1,710.3
Operating income	49.5	114.7	52.4	194.9
and as a % of Net revenues	7.9%	12.6%	4.6%	11.4%

Industrial Technologies
Net revenues	539.7	806.1	1,077.3	1,549.5
Operating income	38.2	104.4	55.4	202.0
and as a % of Net revenues	7.1%	12.9%	5.1%	13.0%

Security Technologies
Net revenues	532.3	664.9	1,024.6	1,286.4
Operating income	104.9	122.4	181.2	227.3
and as a % of Net revenues	19.7%	18.4%	17.7%	17.7%

Total
Net revenues	$3,473.8	$3,080.8	$6,406.7	$5,244.1
Operating income	297.6	407.6	379.7	690.3
and as a % of Net revenues	8.6%	13.2%	5.9%	13.2%

Unallocated corporate expense	(47.0)	(46.0)	(79.2)	(81.7)

Consolidated operating income	$250.6	$361.6	$300.5	$608.6

and as a % of Net revenues	7.2%	11.7%	4.7%	11.6%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND COMPANY LIMITED

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2009
		As Reported	Adjustments		As Adjusted
	Net revenues	$3,473.8	$—		$3,473.8
	Operating income	250.6	41.1	(a)	291.7
	Operating margin	7.2%	n/a		8.4%
	Earnings from continuing operations attributable to Ingersoll-Rand Company Limited	133.8	29.6	(b)	163.4
	Net earnings attributable to Ingersoll-Rand Company Limited	122.1	29.6	(b)	151.7

	Diluted earnings per common share
	Continuing operations	$0.41	$0.09		$0.50
	Discontinued operations	(0.03)	—		(0.03)

	Total	$0.38	$0.09		$0.47

	Weighted-average number of common shares outstanding
	Diluted	325.0	—		325.0

	Detail of Adjustments:
	Recorded in operating income
(a)	Restructuring Charges		$41.1

	Total pretax adjustments		41.1
	Tax impact		(11.5)

(b)	Net earnings attributable to Ingersoll-Rand Company Limited		$29.6

(a)	Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND COMPANY LIMITED

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

(UNAUDITED)

		For the six months ended June 30, 2009
		As Reported	Adjustments		As Adjusted
	Net revenues	$6,406.7	$—		$6,406.7
	Operating income	300.5	52.0	(a)	352.5
	Operating margin	4.7%	n/a		5.5%
	Earnings from continuing operations attributable to Ingersoll-Rand Company Limited	113.4	37.4	(b)	150.8
	Net earnings attributable to Ingersoll-Rand Company Limited	95.3	37.4	(b)	132.7

	Diluted earnings per common share
	Continuing operations	$0.35	$0.12		$0.47
	Discontinued operations	(0.06)	—		(0.06)

	Total	$0.29	$0.12		$0.41

	Weighted-average number of common shares outstanding
	Diluted	323.4	—		323.4

	Detail of Adjustments:
	Recorded in operating income
(a)	Restructuring Charges		$52.0
	Total pretax adjustments		52.0
	Tax impact		(14.6)

(b)	Net earnings attributable to Ingersoll-Rand Company Limited		$37.4

(a)	Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND COMPANY LIMITED

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended June 30, 2009
	Operating Income (Loss) As Reported	Restructuring Charges (a)	Operating Income (Loss) As Adjusted
Air Conditioning Systems & Services	$105.0	$11.2	$116.2
Climate Control Technologies	49.5	5.7	55.2
Industrial Technologies	38.2	9.1	47.3
Security Technologies	104.9	5.9	110.8

Total	297.6	31.9	329.5
Unallocated corporate expense	(47.0)	9.2	(37.8)

Consolidated operating income	$250.6	$41.1	$291.7

	For the six months ended June 30, 2009
	Operating Income (Loss) As Reported	Restructuring Charges (a)	Operating Income (Loss) As Adjusted
Air Conditioning Systems & Services	$90.7	$11.6	$102.3
Climate Control Technologies	52.4	5.6	58.0
Industrial Technologies	55.4	17.9	73.3
Security Technologies	181.2	6.2	187.4

Total	379.7	41.3	421.0
Unallocated corporate expense	(79.2)	10.7	(68.5)

Consolidated operating income	$300.5	$52.0	$352.5

(a)	Represents employee termination benefits and other costs associated with announced restructuring plans.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of restructuring charges in order

The non-GAAP financial measures of operating income and operating margin assist investors with analyzing our business segments results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND COMPANY LIMITED

Pro forma Reconciliation

(In millions)

UNAUDITED

	For the three months ended June 30,
ACSS net revenues:	2009		2008
Reported	$1,776.2		$697.9
Pre-acquisition	—		1,425.9

Pro forma	$1,776.2		$2,123.8

	For the three months ended June 30,
ACSS operating income:	2009		2008
Reported	$105.0	5.9%	$66.1	9.5%
(a) Add: Pre-acquisition operating income	—		131.4

Pro forma	$105.0	5.9%	$197.5	9.3%

Pro forma operating income includes the following costs:
Restructuring	$11.2	0.6 pts.	$—
One-time purchase accounting charges	—		35.4	1.7 pts.
Ongoing purchase accounting charges	45.6	2.6 pts.	9.6	0.5 pts.
Corporate allocations	8.2	0.5 pts.	—

(a)	Represents ACSS's historical operating income from the period April 1, 2008 through June 5, 2008

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). To supplement the Condensed Consolidated Financial Statements included in this release, we included pro forma results of revenue and operating income for 2008 to provide comparable periods for our investors. We believe the pro forma financial information for 2008 provides important supplemental information to both management and investors regarding financial and business trends used in assessing our business segment results on a year-over-year comparable basis.

The Company acquired Trane on June 5, 2008. Included in reported results for the three months ended June 30, 2008 are the results of Trane for the remaining 25 days of June. To facilitate improved analysis on a year- over-year comparable basis, we have provided supplemental amounts for revenue and operating income for Trane for the period April 1, 2008 to June 4, 2008.

As a result, one should not consider this analysis in isolation or as a substitute for the segment results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as on a pro forma basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to pro forma results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND COMPANY LIMITED

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

For the six months ended June 30, 2009
Cash flow from operating activities (a)	$879.4
Capital expenditures (a)	(113.8)
Discretionary pension contributions	—
Non-recurring tax payments (b)	—
Trade receivables securitization (c)	(161.0)

Available cash flow	$604.6

(a)	Includes both continuing and discontinued operations.

(b)	Represents tax payments on the gains from sales of divested businesses.

(c)	Represents proceeds from the sale of receivables under the Company's trade receivables securitization program.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flows.

The non-GAAP financial measures of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND COMPANY LIMITED

Balance Sheet Metrics

($ in millions)

UNAUDITED

	December 31,	June 30,
	2008	2009	2008
Net Receivables *	$2,575	$2,498	$3,376
Days Sales Outstanding	64.0	65.6	68.4
Net Inventory	$1,615	$1,359	$1,801
Inventory Turns	6.9	7.5	7.2
Accounts Payable	$1,047	$1,092	$1,349
Days Payable Outstanding	34.1	39.2	38.1

*	Net receivables excludes the impact of securitization

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION